Exhibit 23.1

















                          Consent of Ernst & Young LLP

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Post Effective Amendment No. 1 to the Registration Statement on Form S-8 pertaining to the Delphi Financial Group, Inc. Second Amended and Restated Employee Nonqualified Stock Option Plan of our report dated February 10, 1997, with respect to the con-solidated financial statements and schedules of Delphi Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                  Ernst & Young LLP

Philadelphia, Pennsylvania

September 17, 1997